SCHEDULE 14C INFORMATION

                    INFORMATION STATEMENT PURSUANT TO SECTION
                        14(C) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934

Check the appropriate box:

|X| Preliminary Information Statement  |_| Confidential, for use of the
                                           Commission Only (as permitted by
                                           Rule 14c-d(d)(2))

|_| Definitive Information Statement

                             Scantek Medical, Inc.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box)


|X| No Fee Required


|_| Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.


      (1)   Title of each class of securities to which transaction applies:

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      (2)   Aggregate number of securities to which transaction applies:

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      (3)   Per Unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)   Proposed maximum aggregate value of transaction:

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      (5)   Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


      (1)   Amount Previously Paid:

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      (2)   Form, Schedule or Registration Statement No.:

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      (4)   Date Filed:

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


                              Scantek Medical, Inc.
                                  4B Wing Drive
                         Cedar Knolls, New Jersey 07927

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

          NOTICE OF WRITTEN CONSENT OF STOCKHOLDERS IN LIEU OF MEETING

      NOTICE HEREBY GIVEN that the Board of Directors and certain stockholders of Scantek Medical, Inc. (hereinafter referred to as the "Corporation"), having more than fifty percent (50%) of the total voting shares of the Corporation, have given their written consent (the "Written Consent") dated April 29, 2005 to the action as set forth in this Information Statement. Said Written Consent approved the following stockholder action:

      Amend the Certificate of Incorporation to increase the authorized capital of the Corporation from an aggregate of fifty million (50,000,000) shares of stock to four hundred million (400,000,000) shares of stock of which three hundred million (300,000,000) shares shall be Common Stock, par value $.001 and one hundred million (100,000,000) shares shall be Preferred Stock, par value $.001 which may be issued from time to time in one or more series and have such designations, preferences and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions permitted by law and specifically set forth in the resolution or resolutions providing for their issuance and adopted by the Board of Directors.

      As of April 29, 2005 there were 44,853,576 shares of Common Stock issued and outstanding, and eligible to vote for any matter which may be voted upon by the stockholders of the Corporation. Stockholders owning 22,751,139 shares of Common Stock have given their written consent to the above mentioned action.

      This information statement is being provided to you for information purposes only. Your vote is not required to approve the action set forth in this Information Statement. This Information Statement does not relate to an annual or special meeting of stockholders.

                                      By order of the Board of Directors
August 3, 2005

                                      /s/ Zsigmond L. Sagi
                                      -----------------------------
                                      Zsigmond L. Sagi
                                      President, Chairman of the Board,
                                      Chief Executive Officer and Director

                              Scantek Medical, Inc.
                                  4B Wing Drive
                         Cedar Knolls, New Jersey 07927

                              INFORMATION STATEMENT

ITEM 2. STATEMENT THAT PROXIES ARE NOT SOLICITED

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

ITEM 1. INFORMATION REQUIRED BY ITEMS OF SCHEDULE 14A

Item 1.  Date, Time and Place Information

      This Information Statement, expected to be mailed on or about August 17, 2005 to stockholders of Scantek Medical, Inc. (hereinafter referred to as the "Corporation" or "us" or "we") of record as of August 17, 2005, is furnished in connection with an action which was approved by more than fifty (50%) percent of the total voting shares of the Corporation on April 29, 2005.

Item 6.  Voting Securities and Principals Thereof

      As of April 29, 2005 there were 44,853,576 shares of Common Stock issued and outstanding, and eligible to vote for any matter which may be voted upon by the stockholders of the Corporation.

      The Corporation contemplates completing a reverse split of its shares at some time in the near future. It is contemplated that the reverse split shall result in 41,315,714 shares of Common Stock issued and outstanding with an additional 684,286 shares of Common Stock being reserved for issuance with respect to options and warrants which are outstanding. The Corporation has also agreed to issue 4,568,919 shares of Common Stock in addition to the shares which would be issued and outstanding (or reserved for issuance) after the reverse split. Accordingly, the following table which sets forth certain information with respect to the ownership of the Corporation's Common Stock by (i) each officer and director, (ii) each person (including any "group" as such term is defined in Section 13(d)(3) of the Exchange Act) known by the Corporation to be the beneficial owner of more than five (5%) percent of any class of the Corporation's Common Stock and (iii) directors and officers as a group, has been completed assuming that the reverse split has taken effect and that the additional 4,568,919 shares have been issued. The ownership interest has been determined by dividing the number of shares held by such person or group by the sum of (a) total number of shares issued and outstanding and (b) the securities which such person or group has the right to acquire within sixty (60) days pursuant to options, warrants, conversion privileges or other rights.


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

--------------------------------------------------------------------------------------------------------------------
Title of Class             Name & Address of Beneficial Owner  Amount & Nature of           Percent of Class
                                                               Beneficial Owner             (1)
--------------------------------------------------------------------------------------------------------------------
Common Stock               Zsigmond L. Sagi                    19,782,634                     43.11%
                           P.O. Box 307
                           Mountain Lakes, NJ 07046            (2)
--------------------------------------------------------------------------------------------------------------------

Common Stock               Patricia B. Furness                 6,081,321                      13.25%
                           16 Deer Hill Court
                           Boonton, NJ 07005                   (3), (4)
--------------------------------------------------------------------------------------------------------------------

Common Stock               Margery C. Rubin & Errol Rubin,     5,250,357                      11.44%
                           as Trustees of the Rubin Family
                           Irrevocable Stock Trust             (5), (6)
                           25 Highland Boulevard
                           Dix Hills, New York 11746
--------------------------------------------------------------------------------------------------------------------

Common Stock               Mintz & Fraade, P.C.                4,100,000                       8.94%
                           488 Madison Avenue
                           New York, NY 10022                  (7)
--------------------------------------------------------------------------------------------------------------------

Common Stock               Gerald Goodman                      1,929,714                       4.21%
                           7 Briarwood Road
                           Rumson, NJ 07760
--------------------------------------------------------------------------------------------------------------------

Common Stock               Maurice L. Siegel                   131,095                          .29%
                           322 W. 57th Street
                           Apt. 48T
                           New York, NY 10019
--------------------------------------------------------------------------------------------------------------------

Common Stock               Paul Nelson                         128,976                          .28%
                           2279 Troon Court
                           Sanibel, FL 33957
--------------------------------------------------------------------------------------------------------------------

Common Stock               All Directors & Officers as a       28,053,740                     61.14%
                           Group (consisting of 5 persons)
--------------------------------------------------------------------------------------------------------------------

(1) There will be 45,884,633 shares of Common Stock outstanding after the reverse split has taken effect and the additional 4,568,919 shares have been issued.

(2) Does not include 6,429 shares of our Common Stock owned by Mr. Sagi's former wife, and 117,171 shares of our Common Stock owned by Mr. Sagi's children and their spouses, as to which Mr. Sagi disclaims beneficial ownership.


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

(3) Includes 714 shares owned by Ms. Furness' daughter, as to which Ms. Furness disclaims beneficial ownership.

(4) Does not include 714 shares owned by Ms. Furness' son, as to which Ms. Furness disclaims beneficial ownership.

(5) Does not include 1,014,286 shares owned by Robert Rubin, as to which the Rubin Family Irrevocable Stock Trust disclaims beneficial ownership.

(6) Does not include 92,419 shares owned by American United Global, Inc., a company in which Robert Rubin is the Chairman of the Board and Chief Executive Officer and in which the Rubin Family Irrevocable Stock Trust owns 63% of the capital stock.

(7) Includes 120,000 shares owned by Frederick M. Mintz one of the principals of Mintz & Fraade, P.C.

Item 11. Authorization or Issuance of Securities Otherwise than for Exchange

Proposal: Increase the authorized capital of the Corporation

      The Board of Directors of the Corporation has proposed an increase of the authorized capital of the Corporation from an aggregate of fifty million (50,000,000) shares of stock to four hundred million (400,000,000) shares of stock of which three hundred million (300,000,000) shares shall be Common Stock, par value $.001 and one hundred million (100,000,000) shares shall be Preferred Stock, par value $.001 which may be issued from time to time in one or more series and have such designations, preferences and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions permitted by law and specifically set forth in the resolution or resolutions providing for their issuance and adopted by the Board of Directors.

      In order to effectuate this change, a Certificate of Amendment to the Certificate of Incorporation of the Corporation must be filed with the Division of Corporations in the Department of State of the State of Delaware, substantially in the form attached hereto as Exhibit "A". The foregoing amendment of the Certificate of Incorporation of the Corporation has been authorized by the unanimous written consent of the Board of Directors of the Corporation pursuant to Section 141(f) of the Delaware General Corporation Law, and by the written consent of a majority of the holders of the outstanding shares of the Common Stock of the Corporation pursuant to Section 228(a) of the Delaware General Corporation Law, and this written notice of the foregoing stockholder written consent is being provided to the stockholders of the shares of the Common Stock of the Corporation in accordance with Section 228(e) of the Delaware General Corporation Law.

Principal Reason for the Increase of Authorized Capital

      The Board of Directors believes that it is in the Corporation's best interests to increase the authorized capital of the Corporation to allow for


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

additional issuances of shares (A) to which we have previously agreed, (B) for the exercise of warrants and options currently outstanding, (C) for the conversion of debt and accrued salaries and (D) to advance our business needs.

Effective Date of the Amendment

      The Amendment of the Certificate of Incorporation will become effective upon filing of a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. The Board of Directors intends to file the Certificate of Amendment as soon as practicable upon the passing of twenty (20) calendar days after the date a definitive copy of this Information Statement which has been filed with the SEC is mailed to stockholders.

Item 21. Voting Procedures

      As of April 29, 2005 there were 44,853,576 shares of Common Stock outstanding, all of which are eligible to vote on any matter which may be voted upon by the stockholders of the Corporation. Section 228 of the Delaware General Corporation Law, states that any action required to be taken at any annual or special meeting of stockholders of the Corporation, may be taken without a meeting, if the written consent, setting forth any action so taken, has not less than the minimum number of votes that would be necessary to authorize, or take, any action at a meeting at which all shares entitled to vote thereon were present and voted. Pursuant to the Corporation's Certificate of Incorporation and its By-laws, the written consent of a majority of the outstanding and voting shares of the Corporation would be required to authorize, or take, any action at a meeting at which all shares entitled to vote thereon were present and voted. This Information Statement will be mailed to all stockholders of record as of August 17, 2005.

Item 23. Delivery of Documents to Security Holders Sharing an Address.

      Only one information statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of such stockholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices. If multiple stockholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone call to our principal executive offices.


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

ITEM 3. INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

      Each of Zsigmond L. Sagi, Patricia Furness, Gerald Goodman, Paul Nelson and Maurice Siegel who are officers and/or directors of the Corporation each have an interest in the increase of the authorized shares as this increase will allow the Corporation to issue them shares for the exercise of the options held by each of these individuals.

THIS INFORMATION STATEMENT IS PROVIDED TO YOU FOR INFORMATION PURPOSES ONLY. NO
                   ACTION ON YOUR PART IS SOUGHT OR REQUIRED.


                                           By order of the Board of Directors
August 3, 2005
                                           /s/ Zsigmond L. Sagi
                                           -----------------------------
                                           Zsigmond L. Sagi
                                           President, Chairman of the Board,
                                           Chief Executive Officer and Director


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

                                                                       EXHIBIT A

          Certificate of Amendment of the Certificate of Incorporation
                                       of
                              Scantek Medical, Inc.
          Under Section 242, As Amended, of the General Corporation Law
                            of the State of Delaware

                              ---------------------

It is hereby certified that:

      FIRST: The Certificate of Incorporation of the Corporation was filed with the Department of State on June 10, 1988.

      SECOND: The name under which the corporation was formed is Jenncor Acquisitions, Inc.

      THIRD: A Certificate of Amendment of the Certificate of Incorporation was filed with the Department of State on October 3, 1991 changing the name of the Corporation to Scantek Medical, Inc.

      FOURTH: A Certificate of Amendment of the Certificate of Incorporation was filed with the Department of State on March 31, 1997 changing the number of authorized shares of the Corporation.

      FIFTH: The Article of the Certificate of Incorporation of the Corporation affected by this Certificate of Amendment is Article FOURTH.

      SIXTH: Article FOURTH of the Certificate of Incorporation, as amended, which sets forth the capital stock of the Corporation, is hereby deleted and replaced in its entirety as follows:

            FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is four hundred million (400,000,000) shares, of which three hundred million (300,000,000) shares shall be Common Stock, par value of $.001 per share and one hundred million (100,000,000) shares shall be Preferred Stock, par value of $.001 per share.

      The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designations and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determining the following:

            (A) the designation of such series, the number of shares to constitute such series and the stated value thereof, if different from the par value thereof;

            (B) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights, which may be general or limited;

            (C) the dividends, if any, payable on such series, whether any such dividends shall be cumulative and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preferences or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of preferred stock;

            (D) whether the shares of such series shall be subject to redemption by the Corporation and, if so, the times, prices and other conditions of such redemption;

            (E) the amount or amounts payable upon shares of such series in the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

            (F) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

            (G) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of preferred stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

            (H) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the common stock or shares of stock of any other class or any other series of preferred stock;

            (I) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of preferred stock or of any other class; and

            (J) any other powers, preferences and other special rights, relative, participating, optional or otherwise, and any qualifications, limitations and restrictions thereon.

      The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereon, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

      No holder of shares of the Corporation of any class whether now or hereafter authorized shall have any preemptive right to subscribe for, purchase or receive any shares of the Corporation of any class, whether now or hereafter authorized, or any options or warrants to purchase any such shares, or any securities convertible into or exchanged for any such shares, which may at any time be issued, sold or offered for sale by the Corporation.

      SEVENTH: The foregoing amendment of the Certificate of Incorporation of the Corporation was authorized by the unanimous written consent of the Board of Directors of the Corporation pursuant to Section 141(f) of the Delaware General Corporation Law, followed by the written consent of the holders of a majority of the outstanding shares of the Common Stock of the Corporation pursuant to
Section 228(a) of the Delaware General Corporation Law and written notice of the foregoing stockholder consent was provided to all of the stockholders of shares of the Common Stock of the Corporation.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed and attested this _______ day of August 2005.


                                              ----------------------------------
                                              Dr. Zsigmond L. Sagi, President

Attest:


------------------------------
Patricia B. Furness, Secretary